UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 30, 2014 (May 29, 2014)

BROWN SHOE COMPANY, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation or organization)

1-2191 (Commission File Number)	43-0197190 (IRS Employer Identification Number)

8300 Maryland Avenue St. Louis, Missouri (Address of principal executive offices)	63105 (Zip Code)

(314) 854-4000
(Registrant's telephone number, including area code)

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 29, 2014, the Board of Directors (the “Board”) of Brown Shoe Company, Inc. (the “Company”) adopted amendments to the Company’s Bylaws (the “Amendments”), effective as of that date.  The Amendments relate primarily to the conduct of the Company’s annual meetings, the required contents of notices for bringing items of business before the stockholders and to nominate directors and the process for providing such notice, and reducing the number of directors from thirteen to eleven.  The foregoing is only a summary of the primary features of the Amendments and is qualified by reference to the amended Bylaws and a marked copy thereof which are included as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders held on May 29, 2014, three proposals described in the Notice of Annual Meeting of Shareholders dated April 16, 2014, were voted upon:

1.	The shareholders elected 3 directors, W. Lee Capps III, Carla Hendra and Patricia G. McGinnis, each for a term of three years. The voting for each director was as follows:

Directors	For	Withheld	Broker Non-Votes
W. Lee Capps III	36,675,341	122,275	2,478,925
Carla Hendra	35,888,064	909,552	2,478,925
Patricia G. McGinnis	36,090,875	706,741	2,478,925

The following directors have terms of office that continue after the meeting: Mario L. Baeza, Mahendra R. Gupta, Ward M. Klein, Steven W. Korn, W. Patrick McGinnis, Michael F. Neidorff, Diane M. Sullivan and Harold B. Wright.

2.	The shareholders ratified the appointment of our independent registered public accountants, Ernst & Young LLP. The voting was as follows:

For	Against	Abstaining
38,870,207	388,988	0

3.	The shareholders approved the advisory resolution regarding executive compensation (“say on pay”). The voting was as follows:

For	Against	Abstaining	Broker Non-Votes
34,792,335	1,871,740	133,541	2,478,925

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See Exhibit Index

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROWN SHOE COMPANY, INC.
(Registrant)

Date: May 30, 2014	/s/ Michael I. Oberlander
Michael I. Oberlander
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Bylaws, effective May 29, 2014
3.2	Bylaws, marked to show amendments effective as of May 29, 2014